Maidenform Brands, Inc. Appoints Nanci Prado as Executive Vice President, General
Counsel and Corporate Secretary and Completes Two Key Promotions

Iselin, New Jersey, April 22, 2009— Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today announced the appointment of Nanci Prado as Executive Vice President, General Counsel and Corporate Secretary.  Ms. Prado will oversee all aspects of the Company's legal operations and she will report directly to Maurice S. Reznik, Maidenform’s CEO.

Ms. Prado joins us from Omrix Biopharmaceuticals, Inc. where she was Vice President, General Counsel and Corporate Secretary.  While there, she was responsible for strategic legal and business planning globally, including mergers and acquisitions, securities and corporate financial transactions, and intellectual property matters.  Previously, Ms. Prado worked in the New York offices of several large law firms, focusing her practice on securities, merger & acquisitions, and SEC compliance.

Maidenform also recently promoted Gayle Weibley Wolman from Senior Vice President, Human Resources to Executive Vice President, Human Resources, and John Nelson from Vice President, Controller to Vice President, Chief Accounting Officer.

Maurice S. Reznik, CEO, commented, "We are very excited to have Nanci join our Company and our executive leadership team.  As we continue to accelerate our market expansion and growth strategy, her legal expertise and business experience will help us achieve our strategic goals. Throughout their tenure with Maidenform, Gayle and John have provided invaluable leadership to our operational and finance teams.  They are both consummate professionals and have played a significant role in the success of our Company.”

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During its 86-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control It!™, Luleh™, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates®, Self Expressions®  and Inspirations™. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Contact:
Chris Vieth
Chief Operating Officer & Chief Financial Officer
(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company's future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects" or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company's internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may continue to be harmed by the current global economic downturn, the unprecedented conditions in the financial and credit markets may affect the availability and cost of our funding, the Company's growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company's credit agreement could limit growth opportunities; external events that disrupt the Company's supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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